Exhibit 10.1

Resignation of K.B. RICK TOUSSAINT

as CFO

of

COMMUNITY REDEVELOPMENT INC.

The following is a true copy of the Resignation as Chief Financial Officer of the Corporation, as of this 14th day of May, 2021.

WHEREAS the undersigned was appointed as CFO the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with the Company, and severs any and all official ties, duties, obligations or liabilities regarding the Company and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN. My resignation is not due to any disagreement with the Company.

DATED: 14th May, 2021

/s/ K.B. Rick Toussaint

K.B. RICK TOUSSAINT